UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of
The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): August 16, 2017

Preformed Line Products Company

(Exact name of registrant as specified in its charter)

Ohio	0-31164	34-0676895
(State or other jurisdiction of incorporation	(Commission File Number)	(IRS Employer Identification No.)

660 Beta Drive Mayfield Village, Ohio	44143
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (440) 461-5200

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR2 40.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

ITEM 1.01	Entry into a Material Definitive Agreement.

Shares Purchase Agreements

On August 16, 2017, Preformed Line Products Company (the “Company”), upon the approval of the Audit Committee of the Board of Directors and the Board of Directors, purchased 24,920 Common Shares of the Company from a trust for the benefit of Barbara P. Ruhlman, of which Robert G. Ruhlman and Randall M. Ruhlman act as co-trust advisors with respect to the investment and voting of the Company’s shares held by the trust, at a price per share of $50.16. Barbara P. Ruhlman is Director Emeritus of the Company’s Board of Directors, and the mother of Robert G. Ruhlman and Randall M. Ruhlman and grandmother of J. Ryan Ruhlman and Maegan A. Ruhlman, of which Robert G. Ruhlman, J. Ryan Ruhlman and Maegan A. Ruhlman are members of the Board of Directors. Robert G. Ruhlman is Chairman, President and Chief Executive Officer of the Company, and J. Ryan Ruhlman is Vice President – Marketing and Business Development. The purchase was consummated pursuant to a Shares Purchase Agreement dated August 16, 2017, between the Company and the trust.

A copy of the Shares Purchase Agreement is attached hereto as Exhibit 10.1.

ITEM 9.01	Financial Statements and Exhibits

Exhibit No.	Description
10.1	Shares Purchase Agreement, Trust

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Preformed Line Products Company

Dated: August 16, 2017	By:	/s/ Caroline Vaccariello
Caroline Vaccariello
General Counsel and Corporate Secretary

EXHIBIT INDEX

Exhibit No.	Description
10.1	Shares Purchase Agreement, Trust